                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Beacon Capital Partners, Inc.

    We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (the "Historical Summary") for Fort Point Place for the year ended December 31, 1998. This Historical Summary is the responsibility of Fort Point Place's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form S-11 of Beacon Capital Partners, Inc. as described in Note 1, and is not intended to be a complete presentation of Fort Point Place's revenues and expenses.

    In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 1 of Fort Point Place for the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                       /s/ Ernst & Young LLP

Boston, Massachusetts
March 26, 1999

   COMBINED HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES
                            FOR FORT POINT PLACE
                           (DOLLARS IN THOUSANDS)

                                                            FOR THE PERIOD
                                                          JANUARY 1, 1999 TO      YEAR ENDED
                                                             JULY 13, 1999     DECEMBER 31, 1998
                                                          ------------------   -----------------
                                                             (UNAUDITED)
Gross income
  Rental income..............................................    $1,632             $3,049
  Other income...............................................        47                 87
                                                                 ------             ------
     Total gross income......................................     1,679              3,136
                                                                 ------             ------
Direct operating expenses
  Property operating.........................................       231                431
  Real estate taxes..........................................       163                306
                                                                 ------             ------
     Total direct operating expenses.........................       394                737
                                                                 ------             ------
  Gross income in excess of direct operating expenses........    $1,285             $2,399
                                                                 ------             ------
                                                                 ------             ------

SEE ACCOMPANYING NOTES.

            NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS INCOME
                        AND DIRECT OPERATING EXPENSES
                             FOR FORT POINT PLACE
                            (DOLLARS IN THOUSANDS)

1. GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Presented herein is the combined historical summary of gross income and direct operating expenses (the "Historical Summary") of Fort Point Place. Fort Point Place, currently owned by Wormwood Realty Trust (the "Seller"), is comprised of four office and warehouse buildings located in the Boston, Massachusetts South Boston Waterfront District with gross rentable area of approximately 335,000 square feet. The mixed-use properties are expected to be acquired by Beacon Capital Partners, L.P. (the "Purchaser").

    The accompanying Historical Summary has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Beacon Capital Partners, Inc. Accordingly, certain historical expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of Fort Point Place have been excluded. Excluded expenses consist of depreciation, amortization, corporate and interest expense not directly related to the future operation of Fort Point Place.

    Rental income is recognized on a straight line basis over the term of the related leases.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. LEASES

     Minimum future rentals under operating leases with Fort Point Place in effect at December 31, 1998 are summarized as follows:


                   Year
                   ----
                   1999......................... $2,168
                   2000.........................  1,828
                   2001.........................    830
                   2002.........................    782
                   2003.........................    636
                   Thereafter...................  1,744
                                                 ------
                   Total........................ $7,988
                                                 ======


    The leases at Fort Point Place are generally for a term greater than one year and no more than five years. Certain leases provide for operating expense reimbursement, real estate tax escalations and increases in minimum rent.

    Included in rental income is $660,000 of rent paid by Hub Folding Box, Incorporated ("Hub"), an affiliate of the Seller. Hub occupies approximately 49% of the gross rentable area of Fort Point Place. The Hub lease will be terminated as of the date of the closing. Hub will, however, be permitted to continue to occupy the space for a period after the closing not to exceed ninety days. As a result, future minimum rents attributable to Hub have been excluded from the table.